Exhibit 10.1

SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (“Agreement”) is made and entered into by and between Jason Meggs (“Employee” or “You” or “Your”) and Syneos Health, Inc. (“Syneos Health” or the “Company”). This Agreement supersedes all prior employment agreements or arrangements of any kind Employee may have entered into with the Company. This Agreement shall become effective as of the Effective Date defined below.

This Agreement is the product of negotiation and compromise between Employee and the Company. Employee has carefully considered other alternatives to executing this Agreement. In consideration of the severance pay and benefits to be provided to Employee as set forth in the Company’s Executive Severance Plan (the “Severance Plan”) and in more detail below, it is agreed by the parties as follows:

1. Separation from Employment. You acknowledge and agree that Your employment with the Company will end on July 1, 2023 or such earlier date as the Company determines in its sole discretion (the “Separation Date”), and you hereby resign as an officer or director of the Company or any of its Affiliates (as defined in the Severance Plan) as of the Separation Date. Regardless of signing this Agreement, You will be paid for all outstanding wages earned through and including the Separation Date, which will be paid on the next regular payday, or as required by law. Prior to Your Separation Date, You will continue to be eligible for all employee benefits and entitlements under any performance, bonus, or equity plans in which you participate in accordance with the terms of the applicable plans.

2. Supplemental Release. A material condition to this Agreement is that You sign the Supplemental Release Agreement attached as Exhibit A hereto (“Supplemental Release Agreement”) on or after the Separation Date but before three (3) calendar days after the Separation Date. Without limiting the Company’s other remedies, You understand and agree that Your failure to timely execute and return the Supplemental Release Agreement will require You to repay all of the consideration and benefits provided in this Agreement, except as set forth in Section 5(c) below.

3. Consideration.

a. Provided that You timely sign this Agreement and the Supplemental Release Agreement attached as Exhibit A, the Company agrees to provide You with a payment of twelve (12) months of severance at your current salary ($618,000) and one year of target bonus ($432,600), for a total amount of One Million Fifty Thousand Six Hundred Dollars and No Cents ($1,050,600.00), together with the COBRA subsidy payment described in 3.b, if applicable, less applicable taxes and withholdings (the “Payment”). The Payment shall be payable by the Company in equal installments during the twelve (12) months following the Separation Date, consistent with the company’s regularly scheduled payroll, starting with the next pay period after the effective date of the Separation Release Agreement.

b. As of the last day of the calendar month that contains the Separation Date, You will become ineligible to participate in the Company’s health insurance program subject to Your right, if any, to continuation coverage under COBRA. To the extent You timely elect benefit continuation coverage under COBRA, your Payment will include an amount equal to the aggregate amount of the full premium (i.e., the Your and Company’s portion) for benefit coverage continuation under COBRA as provided under the Company’s group health plans in effect for You and Your eligible dependents who are participating in the Company’s group health plans as of immediately prior to the Separation Date for a period of twelve (12) months. (For the avoidance of any doubt, the cash amount payable pursuant to this Section 3.b shall be includible in the Your income and shall supersede and be in lieu of any amounts payable to the You pursuant to Your employment agreement or any other arrangement with You providing for the payment of COBRA continuation coverage.)

4. Release of Claims.

a. In exchange for your continued employment (and compensation related thereto) through the Separation Date, which You acknowledge You would not be entitled to in the absence of this Agreement (and Your execution and non-revocation of the Release of Claims set forth in this Agreement), to the fullest extent allowed by applicable law, You, individually and on behalf of Your heirs, executors, personal representatives, administrators, agents and assigns, forever waive, release, give up and discharge all waivable claims, liabilities and other causes of action, real or perceived, whether now known or unknown, against the Company, its parent, subsidiaries, affiliates, and other related and affiliated companies, their employee benefit plans and trustees, fiduciaries, administrators, sponsors and parties-in-interest of those plans, and all of their past and present employees, managers, directors, officers, administrators, shareholders, members, agents, attorneys, insurers, re-insurers and contractors acting in any capacity whatsoever, and all of their respective predecessors, heirs, personal representatives, successors and assigns (collectively, the “Released Parties” as used throughout this Agreement), which have arisen, occurred or existed at any time through the date on which You sign this Agreement (or which You may have in the future as a result of acts that occurred prior to the time You sign this Agreement), including, without limitation, any and all claims, liabilities and causes of action arising out of, relating to, or in connection with Your employment with the Company, any terms, conditions or privileges related to Your employment with the Company, the termination of Your employment by the Company, the payment or non-payment of Your salary, bonuses or equity compensation or other incentive compensation by the Company, claims of wrongful discharge, retaliation, defamation, hostile environment, discrimination, personal injury, physical injury, misrepresentation or emotional distress, any change in control of the Company, and all alleged violations of federal, state or local fair employment practices or laws by any of the Released Parties for any reason and under any legal theory including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000(e), et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Older Worker Benefits Protection Act, 29 U.S.C. § 626(f), et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001, et seq., the Civil Rights Act of 1991, 42 U.S.C. §§ 1981, 1983, 1985, 1986 and 1988, the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq., the Fair Labor Standards Act, 29 U.S.C. § 215(a)(3), et seq., the Equal Pay Act of 1963, 29 U.S.C. § 206, et seq.,

the Lilly Ledbetter Fair Pay Act of 2009, H.R. 11, the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161, et seq. (“COBRA”), the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., the North Carolina Equal Employment Practices Act, the North Carolina Retaliatory Employment Discrimination Act, the common law of the State of North Carolina, and all other federal or state or local laws, regulations, rules, ordinances, or orders prohibiting employment discrimination or regulating employment or termination of employment, as they may be amended. Without limiting the generality of the foregoing, You also forever waive, release, discharge and give up all claims, real or perceived and now known or unknown, for breach of implied or express contract, including but not limited to breach of promise, breach of the covenant of good faith and fair dealing, misrepresentation, negligence, fraud, estoppel, defamation, libel, misrepresentation, intentional infliction of emotional distress, violation of public policy, wrongful, retaliatory or constructive discharge, assault, battery, false imprisonment, negligence, and all other claims or torts arising under any federal, state, or local law, regulation, ordinance or judicial decision, or under the United States, North Carolina or other applicable state Constitution. This waiver and release is of Your rights to all remedies and damages available to You in law or equity, including but not limited to Your right to compensation, back pay, front pay, non-economic damages, punitive and exemplary damages, statutory damages, attorneys’ fees, injunctive relief and declaratory judgments. Nothing in this Agreement shall be construed to release any claims or waive any substantive rights that cannot be released or waived as a matter of applicable law. You further consciously intend these consequences even as to claims for damages that may exist as of the date this Agreement is executed that You do not know exist, and which, if known, would materially affect Your decision to execute this Agreement, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

b. Notwithstanding the release contained in Section 4.a above, You do not waive (i) Your entitlement to receive any 401(k), pension plan benefits, or Company ERISA-covered benefits that shall have vested (if any) as of the date You sign this Agreement to the extent You have any entitlement to those benefits under the terms of the relevant plans.

c. The release contained in Section 4.a above does not apply to (i) any claims or rights that may arise after the date You sign this Agreement, (ii) claims regarding Company expense reporting policies or for indemnification arising under any indemnification agreement between You and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, or (iii) claims that the controlling law clearly states may not be released by private agreement. You also understand that You are not waiving Your rights to unemployment compensation.

5. Covenant Not to Sue.

a. You warrant that You do not have any complaint, charge or grievance against any Released Party pending before any federal, state or local court or administrative or arbitral agency, and You further agree and covenant not to sue, file a lawsuit, or commence any other proceeding, arbitral, administrative or judicial action, against any of the Released Parties in any court of law or equity, or before any arbitral body or administrative agency, with respect to any matter released in Section 4 above; provided, however, that this covenant not to sue does not affect Your right to enforce this Agreement in a court of competent jurisdiction and does not affect Your right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or participate in an investigation conducted by the EEOC; however, You expressly waive Your right to monetary or other relief should any administrative agency, including but not limited to the EEOC, pursue any claim on Your behalf. Notwithstanding the foregoing, nothing herein shall limit Your right to receive an award for information provided to the Securities and Exchange Commission.

b. Nothing in this Agreement prohibits You from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. You do not need the prior authorization of the Company to make any such reports or disclosures and You are not required to notify the Company that You have made such reports or disclosures. In addition, pursuant to 18 USC Section 1833(b), You will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

c. Should You file a lawsuit with any court concerning any claim, demand, issue, or cause of action waived, released or discharged through this Agreement or otherwise in breach of Section 5.a above, You agree (i) that any amounts payable or paid to You, as applicable, pursuant to Section 3 of this Agreement shall no longer be payable and, if already paid, You agree to repay all but one-hundred ($100) of the Payment made to You; and (ii) to the fullest extent allowed by applicable law, to indemnify the Released Parties for all costs and expenses incurred by them in defending such lawsuit. You further agree that nothing in this Agreement shall limit the right of a court to determine, in its sole discretion, that the Released Parties are entitled to restitution, recoupment or set off of any monies paid should the release of any claims under this Agreement subsequently be found to be invalid.

d. You agree not to advocate or incite the institution of, or assist or participate in, any suit, unrest, complaint, charge or administrative proceeding by any other person against any of the Released Parties, unless compelled by legal process to do so. Nothing in this Section 5 shall prohibit any Party from lawfully participating or cooperating in an investigative proceeding of any federal, state or local government agency.

6. Non-Admission of Liability. You agree that this Agreement shall not in any way be construed as an admission that any of the Released Parties owe You any money or have acted wrongfully, unlawfully, or unfairly in any way towards You. In fact, You understand that the Released Parties specifically deny that they have violated any federal, state or local law or ordinance or any right or obligation that they owe or might have owed to You at any time.

7. Non-Disparagement. You undertake and agree that You shall not defame, disparage or otherwise speak negatively about the Company, Your employment at the Company or the circumstances surrounding Your separation.

8. Confidentiality of the Company’s Confidential Information.

a. “Confidential Information” means without limitation, any confidential or proprietary information or materials of the Company and its subsidiaries, whether of a technical, business, or other nature, including information and materials which relate to operations, processes, products, promotional material, developments, patent applications, formulas, sponsor or client lists, manufacturing processes, trade secrets, basic scientific data, data systems, employment policies, formulation information, budgets, bids, proposals, study protocols, coding devices, and any other confidential data or proprietary information in connection with the Company, its subsidiaries or their business affairs, including but not limited to any information relating to the operation of the Company’s and/or its subsidiaries’ business which the Company or its subsidiaries may from time to time designate as confidential or proprietary or that Participant reasonably knows should be, or has been, treated by the Company and/or its subsidiaries as confidential or proprietary. Confidential Information encompasses all formats in which information is preserved, whether electronic, print or in any other form, including all originals, copies, notes or other reproductions or replicas thereof. Any trade secrets of the Company or its subsidiaries will be entitled to all of the protections and benefits under any applicable trade secrets law, whether statutory or common law, including but not limited to the Delaware Uniform Trade Secrets Act, Del. Code Ann. tit. 6, §§ 2001–2009, the North Carolina Trade Secrets Protection Act, N.C. Gen. Stat. §§ 66-152 et seq., the Massachusetts Uniform Trade Secrets Act, M.G.L. ch. 93, §§ 42 to 42G, and the California Uniform Trade Secrets Act, Cal. Civ. Code §§ 3426 et seq. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this RCA.

b. You acknowledge that due to the position that You occupied and the responsibilities that You held at the Company, You may have received Confidential Information concerning the Company’s products, computer processes, data systems, employment policies, procedures, customers, sales, client lists, prices, personnel, employee relations, internal documents and programs, contracts, and the like. You hereby promise and agree that, unless compelled by legal process, You will not disclose to others and will keep confidential all information You have received while employed by the Company or any entity of which the Company has acquired its assets, concerning products, processes, and procedures, internal capabilities, the identities of customers, sales, prices, personnel, the terms of any contracts with third parties, and any and all proprietary information. You agree that a violation by You of the foregoing obligation to maintain the confidentiality of the Company’s Confidential Information will constitute a material breach of this Agreement. You further agree that all materials, computer and telephone equipment, documents, information, programs, and suggestions provided for the Company by You in connection with Your employment shall be the exclusive property of the Company or its designee. All information contained in any computer databases generated by You in connection with Your employment shall be the property of the Company or its designee, and the Company may use the data in any way it deems appropriate. Any copyrightable work created by You on behalf of the Company shall be considered work made for hire, whether published or unpublished, and all rights therein shall be the property of the Company as author and owner of copyright in such particular work. Notwithstanding the above, the Company acknowledges that You may possess and reserve Your rights in certain inventions, know-how, and improvements that can be clearly substantiated to have been entirely independently developed by You and can be shown to be unrelated to the Company and Your performance for the Company.

c. Notwithstanding any provision above, You may retain the cell phone and associated cell phone number ([***]) issued to you by the Company, provided that you transfer the phone and number to a personal account no later than 30 days after the Separation Date. You will also be permitted to download personal items from your computer hard drive before returning your computer to the Company.

9. Representations and Indemnification.

a. You represent and affirm that You will abide by the post-employment restrictive covenants provided for in Sections 2 and 3 of your Global Restricted Stock Unit (RSU) Award Agreement dated January 18, 2022 (the “RCA”) at Attachment A, between You and the Company.

b. You acknowledge and agree that if You breach this Agreement or a post-employment restrictive covenant, the Company will be damaged irreparably and the Company shall be entitled to an injunction or injunctions to prevent such breach and to enforce specifically this Agreement and the terms, conditions and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

c. Subject to Section 4.b, You agree that You will assist and cooperate with the Company and its affiliates (i) concerning reasonable requests for information about the business of the Company or its affiliates or Your involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by You, pertinent knowledge possessed by You, or any act or omission by You, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including, without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by You, pertinent knowledge possessed by You, or any act or omission by You. Your full reasonable cooperation shall include, but not be limited to, being available to meet and speak with officers or employees of the Company, its affiliates and/or their counsel at reasonable times and locations, including in connection with interviews and factual investigations), executing documents You know to be accurate and truthful, appearing at the Company’s request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, turning over to the Company all relevant Company documents which are or may have come into Your possession during Your employment and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company will consider other commitments that You may have at the time of the request and shall reimburse You for reasonable expenses consistent with expense reimbursement for senior executives of the Company.

d. To the extent You are made, or are threatened to be made, a party to or participant in any proceeding relating to your employment by the Company and/or service as a Director or Officer of the Company, the Company shall provide You indemnification as described in the Indemnification and Advancement Agreement entered into by and between You and the Company on our around June 9, 2022, and/or the Company’s ByLaws and Certificate of Incorporation as amended.

e. You also agree and understand that Your entitlement to and retention of the Payment the Company has agreed to provide to You pursuant to Section 3 of this Agreement is expressly conditioned upon Your fulfillment of Your promises herein and any applicable post-employment restrictive covenants. You agree, to the extent permitted or required by law, that should You materially breach any portion of this Agreement or any post-employment restrictive covenant (i) that any amounts payable or paid to You, as applicable, pursuant to Section 3 of this Agreement shall no longer be payable and (ii) to repay all but one-hundred ($100) of the Payment made to You, within seven (7) days of the Company providing You with written notice of Your breach of any provision of this Agreement and any applicable post-employment restrictive covenants. Prior to any demand being made for repayment of any Payment made to You, the Company shall provide You with written notice of the purported breach of this Agreement or any applicable post-employment restrictive covenant and a ten (10) day period to cure any such purported breach or violation. In the event You cure any purported breach or violation within the cure period, the Company shall not demand repayment of the Payment resulting from such purported breach or violation, but reserves the right not to provide any future Payments under Section 3 to You. The Company shall determine whether a material breach has occurred in its sole reasonably exercised good faith discretion and under any applicable law or regulation.

10. Miscellaneous.

a. Governing Law and Venue. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract or tort) including resolutions of disputes that may be based upon, arise out of or relate to this Agreement, or the negotiation and performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made or in connection with this Agreement or as an inducement to enter into this Agreement) (each a “proceeding”) shall be governed by, and construed in accordance with, the laws of the State of North Carolina, regardless of laws that might otherwise govern under any applicable conflict of laws principles. Any action relating to this Agreement shall be instituted and prosecuted only in the federal or state courts of Wake County, North Carolina and the Company and Employee hereby consent to the jurisdiction of such courts and waive any right or defense relating to venue and jurisdiction over the person. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties, by virtue of the identity, interest, or affiliation of its preparer.

b. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity and severed from this Agreement, without invalidating the remainder of such provision or remaining provisions of this Agreement.

c. Proper Construction. The language of this Agreement shall be construed within the context of the whole Agreement and according to its fair meaning, and not strictly for or against any of the Parties. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

d. Amendments. This Agreement may be modified, altered or terminated only by an express written agreement between You and the Company, which agreement must be signed by all Parties or their duly authorized agents, and expressly reference and attach a copy of this Agreement to be effective.

e. Counterparts. This Agreement may be signed in counterparts and said counterparts shall be treated as though signed as one document. In the event that the Parties execute this Agreement by exchange of portable document format or other electronically signed copies or facsimile signed copies, the Parties agree that, upon being signed by all the Parties, this Agreement shall become effective and binding and that such copies shall constitute evidence of the existence of this Agreement.

f. No Reliance on Representations. You represent and acknowledge that in executing this Agreement that You do not rely and have not relied upon any representation or statement made by any of the Released Parties or by any of the Released Parties’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

g. Entire Agreement. This Agreement, together with the Severance Plan and Your RCA, sets forth the entire agreement between the parties hereto, and fully supersedes any prior or contemporaneous agreements or understandings between the parties. For the sake of clarity, nothing in this Agreement terminates, supersedes or modifies in any way the terms of Your Global Restricted Stock Unit (RSU) Award Agreements dated (i) January 15, 2020, (ii) January 15, 2021, (iii) January 18, 2022 and (iv) December 15, 2022 between You and the Company; Your Global Performance Restricted Stock Unit (PRSU) Award Agreements dated (i) January 15, 2020, (ii) January 15, 2021, and (iii) January 18, 2022 between You and the Company, or any other equity agreement or award issued to You by the Company.

h. Medicare Representations. You affirm, covenant, and warrant that You are not a Medicare beneficiary and are not currently receiving, have not received in the past, will not have received at the time of payment pursuant to this Agreement, are not entitled to, are not eligible for, and have not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if You are a Medicare beneficiary, etc.), the following sentences (i.e., the remaining sentences of this paragraph) apply. You affirm, covenant, and warrant that You have made no claim for illness or injury against, nor are You aware of any facts supporting any claim against, the Released Parties under which the Released Parties could be liable for medical expenses incurred by You before or after the execution of this Agreement. Furthermore, You are aware of no medical expenses that Medicare has paid and for which the Released Parties are or could be liable now or in the future. You agree and affirm that, to the best of Your knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. You will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and You further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A), et seq.

11. Acknowledgment.

a. You confirm that as of the Separation Date, You shall return to the Company all of its property, including without limitation, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships. You also commit to deleting and finally purging any duplicates of files or documents that may contain the Company information from any computer or other device that remains Your property after the Separation Date, provided such information is not subject to an ongoing litigation hold.

b. You acknowledge that this Agreement was presented to You on December 7, 2022. You further acknowledge that You have had at least 21 days after receipt of this Agreement to consider whether to execute this Agreement and that you understand all the provisions of this Agreement.

c. You acknowledge and understand that after You execute this Agreement, You have seven (7) days to revoke the portion of this Agreement that relates to waiver and release of any claim You might assert under the Age Discrimination in Employment Act (“ADEA”). The parties agree that no payment as set forth in this Agreement will be made until after the seven (7) day revocation period has expired (the eighth day after execution by You being the “Effective Date” of this Agreement). You understand that by signing this Agreement, You are not waiving or releasing any ADEA claims based on actions or omissions that occur after the date of You signing of this Agreement. You agree that any revocation of Your ADEA waiver and release must be made in writing and postmarked on or before the seventh day following Your execution of this Agreement and sent by certified mail to:

Jonathan Olefson

General Counsel

Syneos Health, Inc.

1030 Sync Street, Morrisville, NC 27560

[***]

d. You acknowledge that You have been advised in writing, as reflected in this Agreement, and have had an opportunity to seek legal counsel concerning the terms of this Agreement. You warrant that You have read this Agreement, are knowingly and voluntarily entering into it and intend to be legally bound by the same, and that Your agreement thereto has not been the result of coercion or duress by the Company. You certify and agree that You are authorized and competent to sign this Agreement, and that You are receiving valuable and adequate consideration under this Agreement.

[signature page follows]

I HAVE READ THIS GENERAL RELEASE THOROUGHLY, UNDERSTAND ITS TERMS AND HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY. I UNDERSTAND THAT THIS GENERAL RELEASE IS A LEGAL DOCUMENT.

IN WITNESS WHEREOF, Employee has executed this Separation Agreement and General Release of Claims as of the date set forth below.

Dated: January 5, 2023	JASON MEGGS

/s/ Jason Meggs

Received, Acknowledged and Accepted:

Dated: January 5, 2023	SYNEOS HEALTH, INC.

	By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Its:	General Counsel

Exhibit A

SUPPLEMENTAL RELEASE AGREEMENT

By signing this Supplemental Release Agreement (“Supplemental Agreement”) where indicated below, I acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Confidential Separation Agreement and General Release of Claims, dated January 5, 2023 (the “Agreement”) that I entered into relating to my separation from employment with the Company (as defined in the Agreement), to the greatest extent permitted under applicable law.

I understand and agree that, pursuant to the terms of the Agreement, I am only eligible to receive certain consideration payments described therein if I timely execute this Supplemental Agreement and otherwise satisfy all terms and conditions set forth in the Agreement. I further understand and acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled.

In exchange for the Company providing me with the payments and other benefits set forth in the Agreement, which I acknowledge I would not be entitled to in the absence of this Supplemental Agreement, to the fullest extent allowed by applicable law, I, individually and on behalf of my heirs, executors, personal representatives, administrators, agents and assigns, forever waive, release, give up and discharge all waivable claims, liabilities and other causes of action, real or perceived, whether now known or unknown, against Syneos Health, Inc. (the “Company”), its parent, subsidiaries, affiliates, and other related and affiliated companies, their employee benefit plans and trustees, fiduciaries, administrators, sponsors and parties-in-interest of those plans, and all of their past and present employees, managers, directors, officers, administrators, shareholders, members, agents, attorneys, insurers, re-insurers and contractors acting in any capacity whatsoever, and all of their respective predecessors, heirs, personal representatives, successors and assigns (collectively, the “Released Parties” as used throughout this Supplemental Agreement), which have arisen, occurred or existed at any time through the date on which I sign this Supplemental Agreement (or which I may have in the future as a result of acts that occurred prior to the time I sign this Supplemental Agreement), including, without limitation, any and all claims, liabilities and causes of action arising out of, relating to, or in connection with my employment with the Company, any terms, conditions or privileges related to my employment with the Company, the termination of my employment by the Company, the payment or non-payment of my salary, bonuses or equity compensation or other incentive compensation by the Company, claims of wrongful discharge, retaliation, defamation, hostile environment, discrimination, personal injury, physical injury, misrepresentation or emotional distress, any change in control of the Company, and all alleged violations of federal, state or local fair employment practices or laws by any of the Released Parties for any reason and under any legal theory including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000(e), et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Older Worker Benefits Protection Act, 29 U.S.C. § 626(f), et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001, et seq., the Civil Rights Act of 1991, 42 U.S.C. §§ 1981, 1983, 1985, 1986 and 1988, the Family and Medical Leave Act,

29 U.S.C. § 2601, et seq., the Fair Labor Standards Act, 29 U.S.C. § 215(a)(3), et seq., the Equal Pay Act of 1963, 29 U.S.C. § 206, et seq., the Lilly Ledbetter Fair Pay Act of 2009, H.R. 11, the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161, et seq. (“COBRA”), the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., the North Carolina Equal Employment Practices Act, the North Carolina Retaliatory Employment Discrimination Act, the common law of the State of North Carolina, and all other federal or state or local laws, regulations, rules, ordinances, or orders prohibiting employment discrimination or regulating employment or termination of employment, as they may be amended. Without limiting the generality of the foregoing, I also forever waive, release, discharge and give up all claims, real or perceived and now known or unknown, for breach of implied or express contract, including but not limited to breach of promise, breach of the covenant of good faith and fair dealing, misrepresentation, negligence, fraud, estoppel, defamation, libel, misrepresentation, intentional infliction of emotional distress, violation of public policy, wrongful, retaliatory or constructive discharge, assault, battery, false imprisonment, negligence, and all other claims or torts arising under any federal, state, or local law, regulation, ordinance or judicial decision, or under the United States, North Carolina or other applicable state Constitution. This waiver and release is of my rights to all remedies and damages available to me in law or equity, including but not limited to my right to compensation, back pay, front pay, non-economic damages, punitive and exemplary damages, statutory damages, attorneys’ fees, injunctive relief and declaratory judgments. Nothing in this Supplemental Agreement shall be construed to release any claims or waive any substantive rights that cannot be released or waived as a matter of applicable law. I further consciously intend these consequences even as to claims for damages that may exist as of the date this Supplemental Agreement is executed that I do not know exist, and which, if known, would materially affect my decision to execute this Supplemental Agreement, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

Notwithstanding the release contained in this Supplemental Agreement, I do not waive (i) my entitlement to receive any 401(k), pension plan benefits, or Company ERISA-covered benefits that shall have vested (if any) as of the date I sign this Supplemental Agreement to the extent I have any entitlement to those benefits under the terms of the relevant plans.

The release contained herein does not apply to (i) any claims or rights that may arise after the date I sign this Supplemental Agreement, (ii) claims regarding Company expense reporting policies or for indemnification arising under any indemnification agreement between me and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, or (iii) claims that the controlling law clearly states may not be released by private agreement. I also understand that I am not waiving my rights to unemployment compensation.

I agree that my signature below constitutes my certification that I have returned all documents and other items provided to me by the Company, developed or obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that I used in performing services for the Company.

I understand that I am not to sign and return this Supplemental Agreement until my Separation Date (as defined in the Agreement), and no later than three (3) days after the Separation Date. I acknowledge that I have been afforded at least twenty-one (21) days to consider this Supplemental Agreement and I have seven (7) days after I sign this Supplemental Agreement to revoke it. In the event that I sign this Supplemental Agreement and return it to the Company in less than this 21-day period, I hereby acknowledge that I have freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Agreement . This Supplemental Agreement will become effective on the eighth (8th) day after I sign this Supplemental Agreement , so long as I have not revoked it before that date I acknowledge and understand that revocation must be accomplished by a written notification to the Company that is received prior to the end of the revocation period. By signing below, I acknowledge that I have read and understand and agree to all the terms of the Agreement and this Supplemental Agreement , and intend to be bound thereby.

*NOT TO BE SIGNED UNTIL ON/AFTER THE SEPARATION DATE*

Dated:	JASON MEGGS

Address:

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